Exhibit 10.1

CONTRIBUTION AGREEMENT

This Contribution Agreement (the “Agreement”), dated as of August 3, 2016, is entered into by and among Independence Holding Company, a Delaware corporation (“IHC”), Madison Investors Corporation, a Delaware corporation (“MIC”), and AMIC Holdings, Inc., a Delaware corporation (“Acquisition Co.”).

Recitals

A.	IHC owns 2,800,795 shares (“IHC Shares”) of common stock, par value $.01 per share (“AMIC Common Stock”), of American Independence Corp., a Delaware corporation (“AMIC”), representing 34.5% of the outstanding shares of AMIC Common Stock.

B.	MIC owns 4,622,356 shares (“MIC Shares”) of AMIC Common Stock, representing 56.93% of the outstanding shares of AMIC Common Stock.

C.	IHC wishes to contribute the IHC Shares to Acquisition Co. in exchange for 377 shares of common stock, par value $.001 per share (“Holdings Common Stock”), of Acquisition Co., representing 37.7% of the outstanding shares of Holdings Common Stock, in accordance with the terms and subject to the conditions specified in this Agreement.

D.	MIC wishes to contribute the MIC Shares to Acquisition Co. in exchange for 623 shares of Holdings Common Stock, representing 62.3% of the outstanding shares of Holdings Common Stock, in accordance with the terms and subject to the conditions specified in this Agreement.

Terms and Conditions

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.        IHC Contribution. IHC hereby contributes, sells, assigns, transfers, conveys and delivers to Acquisition Co., and Acquisition Co. hereby accepts, all IHC’s rights, title and interest in and to the IHC Shares, pursuant to the terms and conditions set forth in this Agreement. In consideration of the contribution by IHC of the IHC Shares, Acquisition Co. hereby issues and delivers to IHC 377 shares of Holdings Common Stock and shall record such issuance on the shareholder records of Acquisition Co. contemporaneous with the consummation of this Agreement.

2.        MIC Contribution. MIC hereby contributes, sells, assigns, transfers, conveys and delivers to Acquisition Co., and Acquisition Co. hereby accepts, all MIC’s rights, title and interest in and to the MIC Shares, pursuant to the terms and conditions set forth in this Agreement. In consideration of the contribution by MIC of the MIC Shares, Acquisition Co. hereby issues and delivers to MIC 623 shares of Holdings Common Stock and shall record such issuance on the shareholder records of Acquisition Co. contemporaneous with the consummation of this Agreement.

3.        Effectiveness. The transactions contemplated by this Agreement shall be effective as of the date first written above.

4.        Mutual Representations and Warranties. Each of the parties hereto hereby represent and warrant to the other parties hereto that:

(a)        Organization and Good Standing. Such party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

(b)        Authorization; Enforceability. Such party has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action, and when executed and delivered by such party, shall constitute a valid, legal and binding obligation of such party, enforceable against such party in accordance with its terms.

(c)        Consents and Filings. No consent, approval, order or authorization of, filing with, notice to or other act by, or in respect of, any person or entity is required in order for such party to execute, deliver or perform any of its obligations under this Agreement. The execution and consummation of the transactions contemplated hereby do not and will not violate any law or order applicable to such party.

5.        Headings. The headings contained in this Agreement have been inserted for convenience of reference only and do not limit or otherwise affect construction or interpretation of any term or provision hereof.

6.        Further Assurances.   Each of IHC, AMIC and Acquisition Co. agrees to execute and deliver any and all documents and instruments, and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the contribution contemplated by this Agreement. Without limiting the foregoing, each of IHC and MIC shall take such further actions and execute such additional documents and instruments as necessary or desirable to affect the transfer of the IHC Shares and MIC Shares, respectively, to Acquisition Co.

7.        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.        Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to its subject matter, and supersedes all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to its subject matter.

9.        Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered an original and all of which together shall constitute one and the same instrument binding on all the parties hereto.

10.      Governing Law.  This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflict of law.

11.      Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to affect the intent of the parties hereto.  The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of the void or unenforceable provision, and to execute any amendment, consent or agreement deemed necessary or desirable by the parties hereto to effect such replacement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Independence Holding Company

By:
Name:
Title:

Madison Investors Corporation

By:
Name:
Title:

AMIC Holdings, Inc.

By:
Name:
Title: